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                                                                   Exhibit 10.41

                                                                  EXECUTION COPY

                     INTELLECTUAL PROPERTY LICENSE AGREEMENT

This Intellectual Property Assignment and License Agreement ("Agreement") is made and entered into this 13th day of April, 1999 (the "Closing Date") by and between Samsung Electronics Co., Ltd., corporation organized under the laws of the Republic of Korea ("Samsung") and Fairchild Korea Semiconductor, Ltd., a corporation organized under the laws of the Republic of Korea ("Fairchild"). Either Samsung or Fairchild may be referred to herein as a "Party" or together as the "Parties," as the case may require. Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to such term in the business transfer agreement, dated as of December 20, 1998 (the "Business Transfer Agreement"), by and between Samsung and Fairchild Semiconductor Corporation.

                                    RECITALS

         WHEREAS, Samsung and Fairchild Semiconductor Corporation have entered into the Business Transfer Agreement pursuant to which Fairchild will acquire all of the Conveyed Assets and assume all of the Assumed Liabilities upon the terms and conditions set forth in the Business Transfer Agreement; and

         WHEREAS, pursuant to the Business Transfer Agreement, Samsung has agreed to assign or license (as the case may be) to Fairchild certain intellectual property used in or related to the operation of the Business; and

         WHEREAS, the execution and delivery of this Agreement is required by the Business Transfer Agreement and is a condition to closing of the transactions contemplated thereunder.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants and undertakings contained herein, the Parties hereto, intending to be legally bound hereby, do agree as follows:

1.       DEFINITIONS

         Capitalized terms herein shall have the meanings given them in the Business Transfer Agreement unless otherwise defined herein or as set forth below.

                  1.1 "Confidential Information" means (i) all proprietary information of Samsung which is not publicly known and is in the possession of, or disclosed by Samsung to, Fairchild or a representative of Fairchild and relating to Samsung's business, including but not limited to Samsung's Intellectual Property and proprietary business information and (ii) all proprietary information of Fairchild which is not publicly known and is in the possession of, or disclosed by Fairchild to, Samsung or a representative of Samsung and relating to Fairchild's business, including but not limited to Fairchild's Intellectual Property and proprietary business information.
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                  1.2 "Intellectual Property" means Patents, Invention
         Disclosures, Maskworks (regardless of registration), Copyrights and Know-How (but expressly excluding for purposes of this definition, Trademarks).

                  1.3 "Licensed Technology" means any Samsung Licensed IP and Third-Party Licensed IP other than Samsung Trademarks, which on the Closing Date Samsung owns or under which Samsung has a right to grant a License without obligation or accounting to others. Licensed Technology does not include any Intellectual Property which Fairchild is permitted to use for the limited use in the multimedia products described in the Foundry Sale Agreement and does not include any Intellectual Property related to the Third Party Foundry Products.

                  1.4 "Fairchild Licensed IP" means all rights to Intellectual Property licensed by Fairchild to Samsung pursuant to Section 3 hereof

                  1.5 "Samsung Trademark" means any Trademarks owned or controlled by Samsung used with or embedded on the Business Products, or such manuals, boxes, packages or other printed materials associated therewith.

                  1.6 "Third Party Foundry Product" means any products manufactured by Samsung at Bucheon Facility prior to the Closing Date for a customer not Affiliated with Samsung based on such customer's proprietary design, mask set, process, specification or other technical data under a foundry services agreement set forth in Schedule 1.6 hereto.

2.       LICENSE GRANT TO FAIRCHILD

         2.1      LICENSED TECHNOLOGY

                  (a) As of the Closing Date and subject to the terms and conditions of this Agreement, Samsung hereby grants to Fairchild a perpetual, worldwide, paid-up, royalty-free, non-exclusive, non-transferable, personal license under the Licensed Technology to use in connection with the Business or to design, develop, make, have made, use, offer for sale, import, package, sell or modify any Business Product or Derivative Product. Fairchild shall have no right to sublicense the Licensed Technology.

                  (b) The license granted herein this Section 2.1 under any Licensed Technology which is not owned by Samsung shall be limited for the life of Samsung's existing license relating to each such Licensed Technology.

                  (c) If during the two year period following the Closing, Samsung becomes aware of or Fairchild brings to the attention of Samsung, any Licensed Technology not disclosed to Fairchild under the Business Transfer Agreement as of the Closing, then such Licensed Technology shall be


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                           licensed to Fairchild pursuant to Section 3.5(h) of
                           the Business Transfer Agreement.

                  2.2      SOFTWARE

                  (a) As of the Closing Date and subject to the terms and conditions of this Agreement, Samsung hereby grants to Fairchild a worldwide, paid-up, royalty-free, non-exclusive, non-transferable personal license to use home-grown software exclusively designed by Samsung ("Home-Grown Software") for which Samsung has full right to sublicense without obtaining the consent of, or paying consideration to any third party for any part of such Home-Grown Software, to use in connection with the Business or to design, develop, make, have made, use, offer for sale, import, package, sell or modify any Business Product or Derivative Product. Fairchild shall have no right to sublicense such Home-Grown Software.

                  (b) As of the Closing Date and subject to the terms and conditions of this Agreement, Samsung hereby grants to Fairchild a worldwide, paid-up, royalty-free, non-exclusive, non-transferable personal license to use the SAP R/3 software, to use in connection with the Business or to design, develop, make, have made, use, offer for sale, import, package, sell or modify any Business Product or Derivative Product for the life of Samsung's existing license relating to SAP R/3 software. Fairchild shall have no right to sublicense SAP R/3 software.

                  (c) As of the Closing Date and subject to the terms and conditions of this Agreement, Samsung hereby agrees, at its sole cost and expense and bearing the costs of all transfer fees, to transfer to Fairchild, software licenses relating to commercial off-the-shelf software which is used by Samsung in connection with the Business pursuant to company wide license agreements; provided, however, that the on-going, costs and expenses related to such software accrued after the Closing Date will be borne solely by Fairchild. Further, Samsung shall use its reasonable Efforts to provide cost-free transfers to Fairchild of other software licenses used in connection with the Business.

                  2.3      LIMITATION

                           Notwithstanding any provisions under this Section 2, the Licensed Technology will be permitted to be used so long as the use does not compete with Samsung directly or indirectly.


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3.       LICENSE GRANT TO SAMSUNG

         As of the Closing Date and subject to the terms and conditions of this Agreement, Fairchild hereby grants to Samsung a perpetual, worldwide, paid-up, royalty-free, nonexclusive, non-transferable, personal license under the Assigned Technology to use and exploit any Assigned Technology, and to retain copies of any tangible items and related technical information of or concerning such Assigned Technology, to the extent any such rights, items and/or information are necessary for (i) the fulfillment of Samsung's contractual obligations to any third parties pursuant to the existing agreements or arrangements made prior to the Closing, (ii) the prosecution, defense, and/or settlement of any claims or actions arising in connection with any agreements or the conduct, activities, products or services of businesses prior to the Closing Date; provided that, in no event, may Samsung enter into any settlement or take any action which limits or otherwise compromises the right, title and interests of Fairchild or any transferee or assignee of the Conveyed Assets or rights of Fairchild or any assignee of Fairchild, under any licenses granted by Samsung to Fairchild, or (iii) the operation of Samsung's business activities other than activities of the Business. Notwithstanding the foregoing, nothing in this Section 4 shall be interpreted to allow Samsung to directly or indirectly, compete with the Business as set forth in the covenant not to compete in Section 5.13(a) of the Business Transfer Agreement.

4.       COVENANT NOT TO SUE

         (a) Samsung agrees and covenants to the extent it has the right to do so, that neither Samsung nor its Affiliates shall assert against Fairchild, any right of Samsung or its Affiliates in Licensed Technology with respect to the manufacture, use or sale of Business Products or Derivative Products by Fairchild.

         (b) Fairchild agrees and covenants to the extent it has the right to do so, that neither Fairchild nor its Affiliates shall assert against Samsung, any right of Fairchild or its Affiliates in any Fairchild Licensed IP with respect to the use or exploitation of such Fairchild Licensed IP by Samsung contemplated by Section 4 hereof.

5.       NO IMPLIED LICENSES

         Except for the licenses expressly granted in this Agreement, neither Party grants to the other Party by implication, estoppel or otherwise any license or other right to any of its Intellectual Property. In addition, neither Party grants any license, release or other right expressly, by implication, by estoppel or otherwise to any third party.

6.       CONFIDENTIALITY

         Each Party shall protect the other's Confidential Information from unauthorized dissemination and use with the same degree of care that such party uses to protect its own


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         like information. Neither Party will use the other's Confidential
         Information except as permitted by the licenses hereunder or for purposes other than those necessary to directly further the purposes of this Agreement. Except as permitted by the licenses hereunder or as required by law or order of any governmental authority (provided that such disclosure will be done under reasonable steps to protect confidentiality, such as a protective order), neither Party will disclose to any third parties the other's Confidential Information without the prior written consent of the-other Party. Except as expressly provided in this Agreement, no ownership or license rights is granted in any Confidential Information. The Parties' obligations of confidentiality under this Agreement shall not be construed to limit either Party's right to independently develop or acquire products without use of the other Party's Confidential Information. The confidentiality obligations of the Parties under this Agreement shall terminate with respect to any specific Confidential Information five
         (5) years from the date of receipt thereof.

7.       REPRESENTATIONS & WARRANTIES; DISCLAIMERS; INDEMNITY

         7.1      REPRESENTATIONS, WARRANTIES & INDEMNITY

                  (a) Samsung hereby represents and warrants, except as disclosed in Schedule 3.5 to the Business Transfer Agreement, that (i) it has the right to make the license grants provided herein and otherwise to perform its obligations under this Agreement, and that such license grants do not violate or conflict with any agreement to which Samsung is a party or by which it is bound and (ii) this Agreement has been duly executed and delivered by Samsung and, assuming the due execution hereof by Fairchild, this Agreement constitutes the legal, valid and binding obligation of Samsung, enforceable in accordance with its terms. With respect to the licenses to Licensed Technology granted to Fairchild under this Agreement, Samsung's representations, warranties and indemnification shall be construed and governed by and subject to the provisions of the Business Transfer Agreement, including but not limited to Sections 3.5, 5.11 and
                           5.23 of the Business Transfer Agreement.

                  (b) Fairchild represents and warrants that (i) it has the full power and authority to enter into this Agreement and (ii) this Agreement has been duly executed and delivered by Fairchild and, assuming the due execution hereof by Samsung, this Agreement constitutes the legal, valid and binding obligation of Fairchild, enforceable in accordance with its terms.

         7.2      DISCLAIMERS

                  EXCEPT AS EXPRESSLY PROVIDED IN THE BUSINESS TRANSFER AGREEMENT AND IN SECTION 7.1 HEREOF, THE LICENSED TECHNOLOGY IS PROVIDED "AS IS" WITHOUT ANY REPRESENTATION OR WARRANTY, AND SAMSUNG DISCLAIMS ANY


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                  AND ALL FURTHER REPRESENTATIONS AND WARRANTIES, WHETHER
                  EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT.

8.       LIMITATION OF LIABILITIES

         (a) Samsung's liability under this Agreement is limited to and subject to Sections 5. 11 and 5.23 of the Business Transfer Agreement.

         (b) NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9.       GENERAL

         9.1      EFFECTIVE DATE

                  The Parties' obligations under this Agreement are conditioned upon the Closing, the occurrence of which is subject to various conditions set forth in the Business Transfer Agreement. This Agreement shall become operative if and when the Closing occurs and shall be null and void if this Closing does not occur for any reason.

         9.2      RELATIONSHIP OF THE PARTIES

                  This Agreement does not create a fiduciary or agency relationship between Samsung and Fairchild, each of which shall be and at all times remain independent companies for all purposes hereunder. Nothing in this Agreement is intended to make either Party a general or special agent, joint venturer, partner or employee of the other for any purpose.

         9.3      COUNTERPARTS

                  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other party.

         9.4      GOVERNING LAW; CONSENT TO JURISDICTION

                  This Agreement shall be governed by and construed in accordance with the laws of the Republic of Korea without reference to the choice of law principles thereof The Samsung and Fairchild consent to and hereby submit to the non-exclusive


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                  jurisdiction of the Seoul District Court located in the
                  Republic of Korea in connection with any action, suit or proceeding arising out of or relating to this Agreement, and each of the Parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         9.5      ENTIRE AGREEMENT

                  This Agreement (including agreements incorporated herein), Business Transfer Agreement, the Confidentiality Agreement and the Schedules and Exhibits hereto contain the entire agreement between the Parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the Parties other than those set forth or referred to herein.

         9.6      NO THIRD-PARTY BENEFICIARIES

                  Nothing in this Agreement, express or implied, is intended to or shall confer on any Person other than the Parties hereto and their respective successors or assigns any rights (including third-party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement. This Agreement shall not provide third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement.

         9.7      INTERPRETATION; ABSENCE OF PRESUMPTION

                  (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph and Schedule references are to the Articles, Sections, paragraphs and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement means "including, without limitation," unless the context otherwise requires or unless otherwise specified,
                           (iv) the word "or" shall not be exclusive, (v) provisions shall apply, when appropriate, to successive events and transactions, and (vi) all references to any period of days shall be deemed to be to the relevant number of calendar days.

                  (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.


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         9.8      FORCE MAJEURE

                  A Party shall not be liable for a failure or delay in the performance of any of its obligations under this Agreement where such failure or delay is the result of conditions beyond the control of said Party, such as fire, flood, or other natural disaster, act of God, war, embargo, riot, labor dispute, or the intervention of any government authority, providing that the Party failing in or delaying its performance immediately notifies the other Party of its inability to perform and states the reason for such inability.

         9.9      PUBLICITY

                  Neither Party shall, without the approval of the other Party, make any press release or other public announcement concerning the terms of the transactions contemplated by this Agreement, except as and to the extent that any such Party shall be so obligated by law or pursuant to a lawful request of a government agency.

         9.10     FURTHER ASSURANCES

                  Each Party shall cooperate and take such action as may be reasonably requested by another Party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

         9.11     EXPORT CONTROL

                  The Parties shall comply with any and all export regulations and rules now in effect or as may be issued from time to time by the Office of Export Administration of the United States Department of Commerce, Korean governmental authority, or any other governmental authority which has jurisdiction relating to the export of technology.

         9.12     NOTICES

                  All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telex or other electronic transmission service to the appropriate address or number as set forth below.

                  Notices to Samsung shall be addressed to:

                  Samsung Electronics Co., Ltd.
                  Samsung Main Building
                  250, 2-Ka, Taepyung-Ro, Chung-Ku
                  Seoul, Korea
                  Attention: Director, Legal Department
                  Telecopy No.: 822-727-7179


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                  With a copy to:

                  Bae, Kim & Lee
                  Hankook Tire Bldg. 647-15
                  Yoksam-Dong, Kangnam-Gu
                  Seoul 135-723, Korea
                  Attention: Kap-You Kim
                  Telecopy No.: 822-3404-0001

                  or at such other address and to the attention of such other Person as Samsung may designate by written notice to Fairchild.

                  Notices to Fairchild shall be addressed to:

                  Fairchild Korea Semiconductor, Ltd.
                  82-3, Todang-Dong, Wonmi-Ku.
                  Bucheon, Kyunggi-Do
                  Korea
                  Attention: President
                  Telecopy No.: 8232-683-1199

                  Fairchild Semiconductor Corporation
                  333 Western Avenue, M.S. 01-00
                  South Portland, Maine 04106
                  Attention: Daniel E. Boxer, Esq., Executive Vice President and
                           General Counsel
                  Telecopy No. 1-207-761-6020

                  with a copy to:

                  Kim & Chang
                  223 Naeja-Dong, Chongro-Ku
                  Seoul 110-053, Korea
                  Attention: Y.J. Ro
                  Telecopy No.: 822-737-9091

                  or at such other address and to the attention of such other Person as Fairchild may designate by written notice to Samsung.

         9.13     ASSIGNMENT

                  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided, however, that no party hereto will assign its rights or delegate its obligations under this Agreement without the express prior written consent of each other Party hereto, except that (i) Fairchild may assign its rights hereunder as collateral security to any bona fide


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                  financial institution engaged in acquisition financing in the ordinary course providing financing to consummate the transactions contemplated hereby or any bona fide financial institution engaged in acquisition financing in the ordinary course through which such financing is refunded, replaced or refinanced and any of the foregoing financial institutions may assign such rights in connection with a sale of Fairchild in the form then being conducted by Fairchild substantially as an entirety, and (ii) Samsung and Fairchild each may assign its rights and obligations under this Agreement to any Entity that succeeds to substantially all of its assets and liabilities.

         9.14     HEADINGS; DEFINITIONS

                  The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

         9.15     AMENDMENT

                  This Agreement may not be amended, modified, superseded, canceled, renewed or extended except by a written instrument signed by the Party to be charged therewith.

         9.16     WAIVER; EFFECT OF WAIVER

                  No provision of this Agreement may be waived except by a written instrument signed by the party waiving compliance. No waiver by any party hereto of any of the requirements hereof or of any of such Party's rights hereunder shall release the other Parties from full performance of their remaining obligations stated herein. No failure to exercise or delay in exercising on the part of any Party hereto any right, power or privilege of such Party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege by such Party.

         9.17     SPECIFIC PERFORMANCE

                  The Parties hereto each acknowledge that, in view of the uniqueness of the subject matter hereof, the Parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf as of the date first written above.

                                    SAMSUNG ELECTRONICS CO., LTD.

                                    By: /s/ Kim Suk
                                        ------------------------------
                                    Name:
                                          ----------------------------
                                    Title:
                                           ---------------------------

                                    FAIRCHILD KOREA SEMICONDUCTOR, LTD.

                                    BY:  /s/ Joseph R. Martin
                                         ------------------------------
                                    Name: JOSEPH R. MARTIN
                                          -----------------------------
                                    Title: EXEC. V.P.
                                           ----------------------------


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                 SCHEDULE 1.6 TO INTELLECTUAL PROPERTY AGREEMENT

                     THIRD PARTY FOUNDRY SERVICES AGREEMENT

Customer:     IXYS Corporation (San Jose, U.S.A.)

Term: Agreement executed on June 21st, 1995, as amended on March 28th, 1996 and further on March 13th, 1998.

              This Agreement as amended is effective until December 31st, 2002.

              The term of this agreement may be further extended by the period to be agreed between Samsung and IXYS. Fairchild has agreed to carve-out this agreement as further extended by Samsung and IXYS from the non-competition set forth under the Business Transfer Agreement.

Description:  Samsung is required to fabricate and supply MOSFET and IGBT in wafer form based on certain IXYS manufacturing packages including IXYS's proprietary mask sets and processes which are different from those of Samsung for general Business Products.

              The Sales of IXYS foundry products are made on the account of Samsung's ASIC business unit (which is not a part of the power device business unit to be transferred under the Purchase Agreement), but some portion of IXYS foundry products is still fabricated at the Facilities although major portion is fabricated at Kiheung Plant.


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